Exhibit 10.3

                      [Letterhead of URT Industries, Inc.]



                                  May 26, 1998



Peaches Entertainment Corporation
1180 East Hallandale Beach Boulevard
Hallandale, FL 33009

Gentlemen:

     It is the purpose of this letter agreement to confirm that, in consideration of the benefit expected to accrue to URT Industries, Inc. ("URT"), by amending, in the manner described below, the agreement dated January 1, 1996 between URT and its subsidiary, Peaches Entertainment Corporation ("PEC"), pertaining to the services of Allan Wolk (the "Intercorporate Agreement"), as previously amended pursuant to the letter agreement dated March 17, 1997 between URT and PEC, URT agrees that with respect to the three month period beginning January 1, 1998 and ending March 28, 1998, the salary payable by PEC to Allan Wolk pursuant to the Intercorporate Agreement, as so amended, shall be and is hereby further reduced from a rate of Four Hundred Thousand Dollars ($400,000) per annum to a rate of Three Hundred Thousand Dollars ($300,000) per annum. Other than as set forth immediately above, the Intercorporate Agreement shall remain in full force and effect.

     Please sign below to evidence our agreement.

                                               Very truly yours,

                                               URT Industries, Inc.


                                               By:  /s/Brian Wolk
                                                  -----------------------------
                                                      Executive Vice President

Agreed to and approved:

Peaches Entertainment Corporation

By: /s/Jason Wolk
    -----------------------------
       Executive Vice President